EXHIBIT 99.1

UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF GEORGIA
ATLANTA DIVISION

CRYOLIFE, INC.,

Plaintiff,	CIVIL ACTION
v.	NO. 1:09-CV-1150-CAP

MEDAFOR, INC.,

Defendant.

O R D E R

This matter is before the court on the plaintiff s motion for preliminary injunction [Doc. No. 66].  The plaintiff, pursuant to Federal Rule of Civil Procedure 65(a), moves the court for a preliminary injunction which would prohibit the defendant from terminating the parties' EDA.  The plaintiff seeks narrowly tailored injunctive relief and asks the court to enjoin the defendant from terminating the EDA based upon a February 10 letter which the defendant claims was an O.C.G.A.  § 11-2-609 statutory UCC demand.  In essence, this would be a partial injunction that would eliminate one of the defendant's potential defenses in this action.  Ruling on the merits of a defense is more appropriate after discovery and at summary judgment.  Thus, having carefully considered the record and the briefs of the parties, the court finds that an injunction is not the appropriate vehicle for these issues to be addressed.  As such, the court exercises its discretion and DENIES the motion for preliminary injunction [Doc. No. 66].

SO ORDERED, this 20th day of September, 2010.

/s/ Charles A. Pannell, Jr.
CHARLES A. PANNELL, JR.
United States District Judge